CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to the Fidelity Bancorp, Inc.'s 1998 Stock Compensation Plan (Registration Statement No. 333-71145), the 1997 Employee Stock Compensation Program (Registration Statement No. 333-47841), the 1993 Employee Stock Compensation Program and the 1993 Directors' Stock Option Plan (Registration Statement No. 333-26383), the 2000 Stock Compensation Plan (Registration
Statement  No.  333-53934),  the  2001  Stock  Compensation  Plan  (Registration
Statement No. 333-81572), the 2002 Stock Compensation Plan (Registration Statement No. 333-103448), and the 2005 Stock-Based Incentive Plan (Registration Statement No. 333-123168) of our report dated November 18, 2005 relating to the consolidated financial statements of Fidelity Bancorp, Inc. and subsidiary which appears in the annual report to stockholders and is incorporated by reference in this Form 10-K.

                                               /s/ BEARD MILLER COMPANY LLP



Pittsburgh, Pennsylvania
December 28, 2005